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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Fairfax Financial Holdings Limited of our report dated March 6, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is filed as an exhibit to Fairfax Financial Holdings Limited's Annual Report on Form 40-F for the year ended December 31, 2019.

        We also consent to the reference to us under the heading "Interest of Experts" in the Company's Annual Information Form, which is filed as an exhibit to the Company's Annual Report on Form 40-F for the year ended December 31, 2019.

        We also consent to the reference to us under the heading, "Independent Registered Public Accounting Firm" in the Short Form Base Shelf Prospectus, which forms part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
September 18, 2020

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  Exhibit 5.1